UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2026

MODERNA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38753	81-3467528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Binney Street
Cambridge, MA	02142
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 714-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MRNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2026, the Board of Directors (the “Board”) of Moderna, Inc. (the “Company”) approved an amendment to the Company’s Second Amended and Restated By-Laws (the “By-Law Amendment”), effective immediately, to designate the federal district courts of the United States as the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, unless the Company consents in writing to the selection of an alternative forum. The Board approved the By-Law Amendment in response to recent amendments to the General Corporation Law of the State of Delaware regarding such forum selection provisions.

The foregoing description of the By-Law Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of By-Law Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 6, 2026, the Company held its previously announced 2026 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. The final voting results for the Annual Meeting are as follows:

Proposal 1. Election of directors.

By the vote reflected below, the Company’s stockholders elected each of the following individuals to serve as a Class II director for a three-year term expiring at the Company’s 2029 Annual Meeting of Stockholders and until his or her respective successor is duly elected and qualified, or such director’s earlier death, resignation or removal:

	Votes For	Votes Against	Abstain	Broker Non-Votes
Sandra Horning, M.D.	210,914,932	49,357,015	331,868	41,911,864
Abbas Hussain	256,398,374	4,015,044	190,397	41,911,864

Proposal 2. Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

The Company’s stockholders approved, on an advisory basis, the compensation of the named executive officers. The result of the stockholders’ vote with respect to the approval of the compensation of the named executive officers was as follows:

Votes For	Votes Against	Abstain
169,401,841	90,761,924	440,050

There were 41,911,864 broker non-votes on the proposal.

Proposal 3. Approval, on a non-binding advisory basis, of the frequency of future non-binding advisory votes to approve the compensation of the Company’s named executive officers.

The Company’s stockholders voted to hold an advisory vote on the compensation paid to its named executive officers every year. The results of the stockholders’ vote to hold an advisory vote to determine the frequency of future stockholder advisory votes on the compensation paid to the Company’s named executive officers were as follows:

1 year	2 years	3 years	Abstain
259,590,666	113,043	618,688	281,418

After considering the voting results for this proposal, the Company has determined that it will hold future advisory, non-binding votes on the compensation of our named executive officers on an annual basis.

Proposal 4. Ratification of appointment of independent registered public accounting firm.

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026, with the votes cast as follows:

Votes For	Votes Against	Abstain
298,823,277	3,406,479	285,923

No other matters were submitted to or voted on by the Company’s stockholders at the Annual Meeting.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description
3.1	Amendment No. 1 to Second Amended and Restated By-laws of Moderna, Inc. dated May 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2026		MODERNA, INC.

	By:	/s/ Shannon Thyme Klinger
Shannon Thyme Klinger
Chief Legal Officer